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Exhibit 99.1

Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of International Multifoods Corporation (the "Company") on Form 10-K for the fiscal year ended March 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gary E. Costley, the Chairman of the Board and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, for the period covered by the Report.

/s/ GARY E. COSTLEY Gary E. Costley Chairman of the Board & Chief Executive Officer

Date: May 12, 2003

A signed original of this written statement required by Section 906 has been provided to International Multifoods Corporation and will be retained by International Multifoods Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002